ADMINISTRATION AGREEMENT


         THIS  ADMINISTRATION  AGREEMENT  dated  this 9th day of  October,  1998 between the Pioneer Funds, listed on Exhibit 1 hereto (the "Funds"), and Pioneering Management Corporation, a Delaware corporation (the "Manager").

                              W I T N E S S E T H

         WHEREAS, the Funds are registered as open-end, diversified, management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the parties hereto are parties to Management Contracts (the "Management Contracts");

         WHEREAS, the Management Contracts provide that the Manager will bear all of the Funds' expenses other than those provided in Section 2(c) and 2(d) of the Management Contracts;

         WHEREAS, Section 2(c)(i) provides that the Funds shall pay charges and expenses for Fund accounting, pricing and appraisal services and, for those Funds noted with an asterisk on Exhibit 2 hereto, related overhead, including, to the extent that such services were performed by personnel of the Manager or its affiliates, office space and facilities, and personnel compensation, training and benefits;

         WHEREAS,  Section  2(c)(vi) and (vii)  provide that the Funds shall pay
(i) fees and expenses involved in registering and maintaining registrations of the Funds and/or their shares with the Commission, state or blue sky securities agencies and foreign countries, including the preparation of prospectuses and statements of additional information for filing with the Commission and (ii) all expenses of shareholders and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; and

         WHEREAS, certain of these activities, as set forth on Exhibit 3 hereto, can be performed by members of the Manager's legal, accounting and administrative staff working at the direction and under the supervision of the Board of Trustees and Fund counsel.

         NOW THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Funds and the Manager do hereby agree as follows:

         1. The Funds authorize the Manager to perform fund accounting services on behalf of the Funds, subject to the supervision and direction of the Board of Trustees. Such services, determined as of the date of this Agreement, are set forth on Exhibit 2 hereto. These services (the "Bookkeeping Services") may be revised from time to time on mutual agreement of the parties.

         2. The Funds authorize the Manager to assist with the performance of the legal services listed on Exhibit 3 hereto (the "Legal Services"). The Legal Services shall at all times be subject to the supervision and direction of the Board of Trustees and Fund counsel.

         3. The Trustees recognize that the Bookkeeping Services and the Legal Services can be performed efficiently by the Manager. The Funds are entering into this Agreement to achieve the operating and expense benefits of such efficiency. In authorizing such activities on behalf of the Funds, the Funds expressly do not delegate to the Manager or its personnel the authority to render legal advice to, or legal judgments on behalf of, the Funds. Between meetings of the Trustees, Fund counsel is authorized to determine the services that may appropriately be provided by the Manager pursuant to this Agreement.

         4. In consideration of its services under this Agreement, the Manager shall be entitled to be reimbursed for the allocable portion of the direct costs of the Bookkeeping Services and the Legal Expenses (collectively, the "Services"). Such allocation shall be based upon the proportion of personnel time devoted to the Services authorized to be performed on behalf of the Funds to the total time worked by such personnel, in each case as estimated in good faith by the Manager and reviewed and approved annually by the Board of Trustees. Direct costs shall include any out-of-pocket expenses of the Manager incurred in connection with the Services, the salaries and benefits of personnel of the Manager who are engaged in the Services pursuant to this Agreement and, with respect to the Services, a reasonable allocation of overhead (to the extent permitted under the Management Contracts) associated with the performance of the Bookkeeping Services. The Manager shall estimate such direct costs and overhead (as appropriate) in good faith and the Funds shall be entitled to such supporting information as the Trustees shall reasonably request from time to time. Allocations of reimbursements paid hereunder among the Funds shall be subject to annual approval of the Board of Trustees.

         5. The Manager will not be liable for any error of judgment or mistake of law in the performance of its services under the Agreement, but nothing contained herein will be construed to protect the Manager against any liability to the Funds or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         6. Either party hereto may, without penalty, terminate this Agreement by the giving of 60 days' written notice to the other party.

         7. The Manager is an independent contractor and not an employee of the Funds for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of the Funds, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Funds or any series thereof.

         8. This Agreement states the entire agreement of the parties hereto with respect to the subject matter of this Agreement and its intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

         9. This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         10. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         11. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by this duly authorized officers and their seal to be hereto affixed as of the day and year first above written.

                  The Pioneer Funds Listed on Exhibit 1 hereto

Attest:                                     By:

/S/JOSEPH P. BARRI                          /S/JOHN F. COGAN, JR.
--------------------------------            ---------------------
Joseph P. Barri                             John F. Cogan Jr,
Secretary                                   President



                        PIONEERING MANAGEMENT CORPORATION

Attest:                                     By:

/S/ JOSEPH P. BARRI                        /S/ DAVID D. TRIPPLE
----------------------------------         --------------------
Joseph P. Barri                            David D. Tripple
Secretary                                  President

              EXHIBIT 1: FUNDS SUBJECT TO ADMINISTRATION AGREEMENT

Pioneer America Income Trust Pioneer Balanced Fund Pioneer Bond Fund Pioneer Capital Growth Fund Pioneer Cash Reserves Fund Pioneer Emerging Markets Fund Pioneer Equity-Income Fund Pioneer Europe Fund Pioneer Fund Pioneer Growth Shares Pioneer Independence Fund Pioneer Indo-Asia Fund Pioneer Interest Shares Pioneer Intermediate Tax-Free Fund Pioneer International Growth Fund Pioneer Micro-Cap Fund Pioneer Mid-Cap Fund Pioneer Real Estate Shares Pioneer Limited Maturity Bond Fund Pioneer Small Company Fund Pioneer Strategic Income Fund Pioneer Tax-Free Income Fund Pioneer II Pioneer Variable Contracts Trust
  International Growth Portfolio Capital Growth Portfolio Real Estate Growth Portfolio Equity Income Portfolio Balanced Portfolio America Income Portfolio Money Market Portfolio Swiss Franc Bond Portfolio Growth and Income Portfolio Growth Shares Portfolio Europe Portfolio Emerging Markets Portfolio Strategic Income Portfolio
Pioneer World Equity Fund
Pioneer Tax-Managed Fund
Pioneer High Yield Fund
Pioneer Science & Technology Fund

Updated as of  _____________, 2000



Eric Reckard
Treasurer

                                    EXHIBIT 2

                           PIONEERING MANAGEMENT CORP.

          Fund Accounting, Administration and Custody Services (FAACS)

LIST OF SERVICES PROVIDED TO PIONEER MUTUAL FUNDS
SERVICES LISTED BY FAACS TEAM, OR FUNCTIONAL AREA. PLEASE SEE
ATTACHED CHART FOR ORGANIZATIONAL STRUCTURE.

PERCENTAGES   FOLLOWING   FAACS  TEAM  NAMES  INDICATE  EACH  TEAM'S   AGGREGATE
COMPENSATION AND BENEFITS PERCENTAGE BILLABLE TO THE FUNDS.

FAACS Administration (70%):
o Provide direction, supervision and administrative support to all FAACS teams
o        Prepare or review and submit all tax reports for Funds
o        Oversee fund distributions for regulatory compliance
o        Assist in planning for new product introductions

Fund Accounting (91%):

o        Maintain all accounting records for Funds
o Calculate and report daily net asset values per share and yields o Recommend income and capital gains distribution rates o Prepare funds' financial statements and assist in fund audits o Maintain accounting records for institutional portfolios o Perform periodic tests to verify each Fund's compliance with its prospectus and applicable regulations

GlobalCustody and Settlements Division (20%):

o        Enter portfolio trades into Fund Accounting records
o Support corporate actions analyses Validate trade data and communicate them to Custodian Banks o Act as liaison with Custodian Banks for trade settlements, security position reconciliations and relaying global market updates to Investment Advisor o Provide daily cash reporting to portfolio managers o Resolve trade disputes with counter-parties

Pricing and Corporate Actions (95%):

o Ensure accuracy and timeliness of prices supplied by external sources to provide daily valuations of all security positions held by every Fund
o        Validate and communicate corporate/class action information to Fund
         Accounting
o        Present monthly valuation report to Funds' Board of Trustees
o Provide valuation and corporate actions services for securities held by institutional portfolios, but not by Funds

- ----------------------

FAACS Systems (51%):

o Provide systems support to users of fund accounting and portfolio pricing software, and manage relationships with applicable software and hardware vendors
o Develop and maintain custom applications and systems interfaces for FAACS teams o Manage Year 2000 project o Provide user support and vendor liaison for trading, compliance and analysis systems o Implement and manage systems interfaces with Investment Advisor, Custodian o Banks and other service providers

Shareholder Reporting and Audit Liaison (82%):

o        Review and complete Funds' financial statements
o Manage the Fund Audit process to ensure timely completion of shareholder reports o Prepare reports related to contract renewals and soft dollar payments for Board of Trustees' review o Provide financial information to Legal Department for prospectus updates and other regulatory filings o Prepare regulatory reports such as N-SAR, Form S and EDGAR filings o Provide financial information to Pioneer management and industry trade groups o Provide liquidity, commission and soft dollar reporting to Pioneer management

Funds Controller (93%):

o Manage fund expense payment cycles (e.g., timeliness and accuracy of payments, allocation of costs among portfolios)
o Coordinate and standardize fund expense accruals and forecasting o Provide expense reporting to Fund Accounting, FAACS management and auditors o Compile daily reports of shareholder transactions from all sources (e.g., PSC, PMIL, BFDS, variable annuity agents, 401(k) administrators, third party record keepers) for entry into fund records
         o Provide daily reconciliation of receivable, payable and share accounts between fund records and entities listed above o Manage the daily estimating process to minimize "as of" gains and losses to Funds
         o Communicate daily fund prices and yields to PSC, PMIL, etc. o Provide fund-related analyses to Pioneer management


         OVERALL WEIGHTED FAACS AVERAGE COMPENSATION AND BENEFITS RATE = 70% -


Key:

o Service provided under the Pioneer Funds Administration Agreement, for which the Investment Advisor is entitled to reimbursement from the Funds

o Service provided to the Funds which would fall within the scope of the Advisory Agreement with the Funds and which is therefore not directly billable to the Funds

                                    EXHIBIT 3

                   THE PIONEER GROUP, INC. - LEGAL DEPARTMENT

I.  LIST OF REIMBURSABLE LEGAL SERVICES PROVIDED TO PIONEER       MUTUAL FUNDS
Filings under Investment Company Act of 1940 and Securities Act of 1933
o Prepare and File (via EDGAR) Rule 24f-2 Notices (coordination with Pioneer Fund Accounting and Hale and Dorr LLP as necessary) o SEC Electronic Filing (EDGAR) Responsibilities o Prepare Fund Registration Statements and Related Filings for filing on EDGAR and complete filings o Maintain and develop enhancements to Pioneer's EDGAR systems and procedures, including contingency planning o Maintain EDGAR related databases and document archives o Liaison with third party EDGAR agents when necessary o Prepare proxy statements and related materials for filing on EDGAR and complete filings

Blue Sky Administration (State Registration)

o Principal liaison with Blue Sky vendor (Bluesky MLS, Inc.) o Coordinate SEC filing schedule and fund documentation with Blue Sky vendor o Monitor status of state filings with Blue Sky vendor o Transfer Agent coordination o Review vendor statements and invoices o Conduct vendor due diligence, as appropriate

         Hiring oversight
         In-person meetings
         [             ] audit

Miscellaneous Services

o Assist Pioneer Fund Accounting in the preparation of Fund Form N-SARs o Managing internal participation in prospectus simplification project. o Charge Funds only for portion that relates to Funds--this excludes work on behalf of distribution or management companies, including coordination internally.

II.   LIST OF NON-REIMBURSABLE LEGAL SERVICES PROVIDED TO  PIONEER MUTUAL FUNDS

Filings under Investment Company Act of 1940 and Securities Act of 1933

o        Maintain Pioneer Mutual Funds SEC Filing Calendar
o Interact as necessary with the staff of the investment adviser, distribution company and transfer agent to ensure awareness of Fund disclosure requirements o Coordinate internal review of Prospectuses and SAIs o Coordinate Hale and Dorr LLP review and internal review of Hale and Dorr LLP material o Identify business and other situations that trigger requirement to supplement Prospectuses and SAIs

Proxy Statements

o        Assist Hale and Dorr LLP in the preparation of proxy statements
o        Coordinate internal review of proxy statements and related documents
o Review proxy related materials prepared by the distribution company to ensure compliance with regulatory requirements o Review the transfer agent's proxy solicitation efforts to ensure compliance with regulatory requirements o Act as liaison between Hale and Dorr LLP and transfer agency staff with respect to the proxy solicitation process

Miscellaneous Services

o Monitor the preparation of shareholder reports by the distribution company
o        Prepare and File (via EDGAR) Section 16 filings (re:  Pioneer  Interest
         Shares)
o Maintain Officer and Trustee Securities Holdings (Fund and non-Fund related)
o        Code of Ethics Administration (as it relates to Disinterested Trustees)

Regulatory Oversight

o        Monitor   proposed   changes  in  applicable   regulation   and  inform
         appropriate Pioneer personnel of the proposals and impact on Funds o Act as liaison with Hale and Dorr LLP in the implementation of changes

Special Projects

o Coordinate implementation of Document Directions software system (for prospectus production) purchased by Pioneer in late 1997 o Provide advice with respect to Year 2000 issues o Prospectus simplification efforts on behalf of distribution or management companies, including internal coordination